Exhibit 99.1

 PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS FIRST QUARTER RESULTS
•Net loss of $0.93 per diluted share
•Adjusted operating income* of $0.47 per diluted share
•Premium growth of 8.3% over the prior-year quarter
•ROE 3.4% and adjusted operating ROE* 2.1% for the trailing twelve months
•Deployed capital of $130 million into in-force and other transactions
•Repurchased $25 million of shares
•Global estimated COVID-19 impacts1 of approximately $310 million on a pre-tax basis, or $3.48 per diluted share2 for the first quarter

ST. LOUIS, May 5, 2022 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life reinsurance, reported first quarter net loss of $63 million, or $0.93 per diluted share, compared with net income of $139 million, or $2.03 per diluted share, in the prior-year quarter. Adjusted operating income* totaled $32 million, or $0.47 per diluted share, compared with an adjusted operating loss of $84 million, or $1.24 per diluted share, the year before. Net foreign currency exchange rates had a favorable effect of $0.09 per diluted share on net loss and an immaterial effect on adjusted operating income as compared with the prior year.

	Quarterly Results
($ in millions, except per share data)	2022	2021
Net premiums	$3,155	$2,914
Net income (loss)	(63)	139
Net income (loss) per diluted share	(0.93)	2.03
Adjusted operating income (loss)*	32	(84)
Adjusted operating income (loss) per diluted share*	0.47	(1.24)
Book value per share	137.08	177.83
Book value per share, excluding accumulated other comprehensive income (AOCI)*	137.89	133.67
Total assets	89,761	84,810

*	See ‘Use of Non-GAAP Financial Measures’ below
1 COVID-19 impact estimates include mortality and morbidity claims of approximately $316 million with offsetting impacts from longevity of approximately $6 million in the quarter.
2 Tax effected at 24%.

In the first quarter, consolidated net premiums totaled $3.2 billion, an increase of 8.3% over last year’s first quarter, with an adverse net foreign currency effect of $47 million. Compared with a strong year-ago period (which included a one-time event), first quarter investment income, excluding spread-based businesses and the value of associated derivatives, decreased 1% to $457 million, and average investment yield decreased to 5.29% in the first quarter from 5.67% in the prior year.

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The effective tax rate expense for the quarter on the pre-tax loss was 3.7%. The tax rate expense reflected income earned in higher tax jurisdictions and losses in lower tax jurisdictions, basis adjustments in foreign jurisdictions and adjustments to the valuation allowance.

The adjusted operating effective tax rate for the quarter was 46.1%. The tax rate was above the expected range of 23% to 24% primarily due to income in higher tax jurisdictions, basis adjustments in foreign jurisdictions and adjustments to the valuation allowance.

Anna Manning, President and Chief Executive Officer, commented, “This was a very good start to the year, and despite a meaningful level of COVID-19 mortality claims, many of our businesses performed well, and our investment results were favorable. We continue to see good new business activity both in our organic business and in our global pipelines for in-force transactions.
“On the capital front, we deployed $130 million into in-force and other transactions and repurchased $25 million in common stock. Our balance sheet remains strong, and we ended the quarter with excess capital of approximately $1.0 billion.

“I am proud to announce that once again, and for the 11th year in a row, RGA has been ranked #1 for global business capabilities by NMG in their 2021 global life and health reinsurance report.”

Mark Prichard, CEO of NMG Consulting, said, “If there has been a constant in the Life & Health reinsurance industry over the last decade, it has been RGA’s global Business Capability Index leadership. RGA’s knowledge-led, partnership-driven approach, coupled with its culture of innovation and client focus, remain the cornerstones of its differentiation.”

SEGMENT RESULTS

U.S. and Latin America

Traditional

	Quarterly Results
($ in millions)	2022	2021
Net premiums	$1,541	$1,419
Pre-tax loss	(166)	(338)
Pre-tax adjusted operating loss	(181)	(344)

•Results reflected approximately $272 million of COVID-19 claim costs, of which $260 million was related to individual mortality.
•Group and Individual Health experience was favorable.
•Strong variable investment income from real estate joint venture sales.

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Financial Solutions

	Quarterly Results
($ in millions)	2022	2021
Asset-Intensive:
Pre-tax income	$20	$60
Pre-tax adjusted operating income	75	49
Capital Solutions:
Pre-tax income	24	23
Pre-tax adjusted operating income	24	23

•Asset-Intensive results reflected favorable variable investment income.
•Capital Solutions results were in line with expectations.

Canada

Traditional

	Quarterly Results
($ in millions)	2022	2021
Net premiums	$304	$280
Pre-tax income	6	24
Pre-tax adjusted operating income	5	23

•Results reflected unfavorable individual life experience, due to approximately $20 million of COVID-19 claim costs, as well as excess mortality claims that were driven by higher large claims.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and pre-tax adjusted operating income.
•Foreign currency exchange rates had an immaterial effect on net premiums.

Financial Solutions

	Quarterly Results
($ in millions)	2022	2021
Pre-tax income	$13	$6
Pre-tax adjusted operating income	13	6

•Results reflected favorable longevity experience, which is believed to be related to COVID-19.
•Foreign currency exchange rates had an immaterial effect on pre-tax income and pre-tax adjusted operating income.

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Europe, Middle East and Africa (EMEA)

Traditional

	Quarterly Results
($ in millions)	2022	2021
Net premiums	$451	$438
Pre-tax loss	(6)	(68)
Pre-tax adjusted operating loss	(6)	(68)

•Results reflected a moderate level of COVID-19 claims of $10 million, and higher non-COVID-19 large claims in the U.K.
•Foreign currency exchange rates had a favorable effect of $1 million on pre-tax loss and pre-tax adjusted operating loss.
•Foreign currency exchange rates had an adverse effect of $16 million on net premiums.

Financial Solutions

	Quarterly Results
($ in millions)	2022	2021
Pre-tax income	$85	$60
Pre-tax adjusted operating income	79	42

•Results reflected business growth and favorable longevity experience.
•Foreign currency exchange rates had an adverse effect of $3 million on pre-tax income and pre-tax adjusted operating income.

Asia Pacific

Traditional

	Quarterly Results
($ in millions)	2022	2021
Net premiums	$650	$609
Pre-tax income	51	41
Pre-tax adjusted operating income	51	41

•Results reflected favorable overall underwriting experience in Asia and a profit in Australia.
•Foreign currency exchange rates had a favorable effect of $2 million on pre-tax income and $1 million on pre-tax adjusted operating income.
•Foreign currency exchange rates had an adverse effect of $23 million on net premiums.

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Financial Solutions

	Quarterly Results
($ in millions)	2022	2021
Net premiums	$43	$53
Pre-tax income (loss)	(56)	28
Pre-tax adjusted operating income	21	19

•Results were in line with expectations.
•Foreign currency exchange rates had a favorable effect of $6 million on pre-tax loss and an adverse effect of $1 million on pre-tax adjusted operating income.

Corporate and Other

	Quarterly Results
($ in millions)	2022	2021
Pre-tax income (loss)	$(31)	$350
Pre-tax adjusted operating income (loss)	(22)	94

•Pre-tax adjusted operating loss was less than the average run rate, primarily due to higher investment income.

Share Repurchase Authorization

On February 25, 2022, the board of directors authorized a share repurchase program for up to $400 million of outstanding common stock. The authorization was effective immediately and does not have an expiration date. The pace of repurchase activity depends on various factors such as the level of available cash, an evaluation of the costs and benefits associated with alternative uses of excess capital, such as acquisitions and in-force reinsurance transactions, and stock price.

Dividend Declaration

Effective as of May 3, 2022, the board of directors declared a regular quarterly dividend of $0.73, payable May 31, 2022, to shareholders of record as of May 17, 2022.

Earnings Conference Call

A conference call to discuss first quarter results will begin at 10 a.m. Eastern Time on Friday, May 6. Interested parties may access the call by dialing 888-204-4368 (domestic) or 323-994-2093 (international). The access code is 9502707. A live audio webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

The Company has posted to its website an earnings presentation and a Quarterly Financial Supplement that includes financial information for all segments, as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.
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Use of Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called adjusted operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that adjusted operating income, on a pre-
tax and after-tax basis, better measures the ongoing profitability and underlying trends of the Company’s continuing operations, primarily because that measure excludes substantially all of the effect of net investment related gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company’s underlying businesses. Additionally, adjusted operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, tax reform and other items that management believes are not indicative of the Company’s ongoing operations. The definition of adjusted operating income can vary by company and is not considered a substitute for GAAP net income.

Book value per share excluding the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Adjusted operating income per diluted share is a non-GAAP financial measure calculated as adjusted operating income divided by weighted average diluted shares outstanding. Adjusted operating return on equity is a non-GAAP financial measure calculated as adjusted operating income divided by average stockholders’ equity excluding AOCI. Similar to adjusted operating income, management believes these non-GAAP financial measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations, they also serve as a basis for establishing target levels and awards under RGA’s management incentive programs.

Reconciliations from GAAP net income, book value per share, net income per diluted share and average stockholders’ equity are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations website at www.rgare.com in the “Financial Information” section.

About RGA
Reinsurance Group of America, Incorporated (RGA), a Fortune 500 company, is among the leading global providers of life reinsurance and financial solutions, with approximately $3.5 trillion of life reinsurance in force and assets of $89.8 billion as of March 31, 2022. Founded in 1973, RGA today is recognized for its deep technical expertise in risk and capital management, innovative solutions, and commitment to serving its clients. With headquarters in St. Louis, Missouri, and operations around the world, RGA delivers expert solutions in individual life reinsurance, individual living benefits reinsurance, group reinsurance, health reinsurance, facultative underwriting, product development, and financial solutions. To learn more about RGA and its businesses, visit the Company’s website at www.rgare.com.

Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation
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Reform Act of 1995 including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance and growth potential of the Company. Forward-looking statements often contain words and phrases such as “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe” and other similar expressions. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.
The effects of the COVID-19 pandemic and the response thereto on economic conditions, the financial markets and insurance risks, and the resulting effects on the Company’s financial results, liquidity, capital resources, financial metrics, investment portfolio and stock price, could cause actual results and events to differ materially from those expressed or implied by forward-looking statements. Further, any estimates, projections, illustrative scenarios or frameworks used to plan for potential effects of the pandemic are dependent on numerous underlying assumptions and estimates that may not materialize. Additionally, numerous other important factors (whether related to, resulting from or exacerbated by the COVID-19 pandemic or otherwise) could also cause results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: (1) adverse changes in mortality, morbidity, lapsation or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in market value of assets subject to the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities, that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution opportunities,
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(22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse litigation or arbitration results, (26) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, including Long Duration Targeted Improvement accounting changes and (28) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission (“SEC”).
Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future. For a discussion of these risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A - “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as may be supplemented by Item 1A - “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-2068
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended March 31,
	2022		2021
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income (loss)	$(63)	$(0.93)	$139	$2.03
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	94	1.39	(179)	(2.63)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	6	0.09	(1)	(0.01)
Embedded derivatives:
Included in investment related gains/losses, net	15	0.22	(54)	(0.79)
Included in interest credited	(13)	(0.19)	(24)	(0.35)
DAC offset, net	(8)	(0.12)	9	0.13
Investment (income) loss on unit-linked variable annuities	7	0.10	1	0.01
Interest credited on unit-linked variable annuities	(7)	(0.10)	(1)	(0.01)
Interest expense on uncertain tax positions	—	—	2	0.03
Non-investment derivatives and other	—	—	9	0.13
Tax benefit on uncertain tax positions and tax rate changes	1	0.01	15	0.22
Adjusted operating income (loss)	$32	$0.47	$(84)	$(1.24)

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in millions)

(Unaudited)	Three Months Ended March 31, 2022
	Pre-tax Income (loss)	Income Taxes	Effective Tax Rate (1)
GAAP income (loss)	$(60)	$3	(3.7)%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	119	25
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	8	2
Embedded derivatives:
Included in investment related gains/losses, net	19	4
Included in interest credited	(17)	(4)
DAC offset, net	(10)	(2)
Investment (income) loss on unit-linked variable annuities	9	2
Interest credited on unit-linked variable annuities	(9)	(2)
Interest expense on uncertain tax positions	—	—
Non-investment derivatives and other	—	—
Tax benefit on uncertain tax positions and tax rate changes	—	(1)
Adjusted operating income	$59	$27	46.1%
(1)     The Company rounds amounts in the financial statements to millions and calculates the effective tax rate from the underlying whole-dollar amounts. Thus certain amounts may not recalculate based on the numbers due to rounding.
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended March 31,
	2022	2021
Income (loss) before income taxes	$(60)	$186
Reconciliation to pre-tax adjusted operating income:
Capital (gains) losses, derivatives and other, included in investment related gains/losses, net	119	(228)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	8	(1)
Embedded derivatives:
Included in investment related gains/losses, net	19	(68)
Included in interest credited	(17)	(30)
DAC offset, net	(10)	12
Investment (income) loss on unit-linked variable annuities	9	1
Interest credited on unit-linked variable annuities	(9)	(1)
Interest expense on uncertain tax positions	—	3
Non-investment derivatives and other	—	11
Pre-tax adjusted operating income (loss)	$59	$(115)
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Income to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended March 31, 2022
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$(166)	$—		$(15)		$(181)
Financial Solutions:
Asset-Intensive	20	57	(1)	(2)	(2)	75
Capital Solutions	24	—		—		24
Total U.S. and Latin America	(122)	57		(17)		(82)
Canada Traditional	6	(1)		—		5
Canada Financial Solutions	13	—		—		13
Total Canada	19	(1)		—		18
EMEA Traditional	(6)	—		—		(6)
EMEA Financial Solutions	85	(6)		—		79
Total EMEA	79	(6)		—		73
Asia Pacific Traditional	51	—		—		51
Asia Pacific Financial Solutions	(56)	77		—		21
Total Asia Pacific	(5)	77		—		72
Corporate and Other	(31)	9		—		(22)
Consolidated	$(60)	$136		$(17)		$59
(1)Asset-Intensive is net of $9 DAC offset.
(2)Asset-Intensive is net of $(19) DAC offset.

(Unaudited)	Three Months Ended March 31, 2021
	Pre-tax income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax adjusted operating income (loss)
U.S. and Latin America:
Traditional	$(338)	$—		$(6)		$(344)
Financial Solutions:
Asset-Intensive	60	55	(1)	(66)	(2)	49
Capital Solutions	23	—		—		23
Total U.S. and Latin America	(255)	55		(72)		(272)
Canada Traditional	24	(1)		—		23
Canada Financial Solutions	6	—		—		6
Total Canada	30	(1)		—		29
EMEA Traditional	(68)	—		—		(68)
EMEA Financial Solutions	60	(18)		—		42
Total EMEA	(8)	(18)		—		(26)
Asia Pacific Traditional	41	—		—		41
Asia Pacific Financial Solutions	28	(9)		—		19
Total Asia Pacific	69	(9)		—		60
Corporate and Other	350	(256)		—		94
Consolidated	$186	$(229)		$(72)		$(115)
(1)Asset-Intensive is net of $(14) DAC offset.
(2)Asset-Intensive is net of $26 DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In millions, except per share data)

(Unaudited)	Three Months Ended March 31,
	2022	2021
Earnings per share from net income (loss):
Basic earnings per share	$(0.93)	$2.04
Diluted earnings per share (1)	$(0.93)	$2.03

Diluted earnings per share from adjusted operating income (loss) (1)	$0.47	$(1.24)
Weighted average number of common and common equivalent shares outstanding	67,649	68,427
(1)     As a result of anti-dilutive impact, in periods of a loss, weighted average common shares outstanding (basic) are used in the calculation of diluted earnings per share

(Unaudited)	At March 31,
	2022	2021
Treasury shares	18,323	17,326
Common shares outstanding	66,988	67,985
Book value per share	$137.08	$177.83
Book value per share, before impact of AOCI	$137.89	$133.67

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI

(Unaudited)	At March 31,
	2022	2021
Book value per share	$137.08	$177.83
Less effect of AOCI:
Accumulated currency translation adjustments	0.06	(0.57)
Unrealized appreciation of securities	(0.13)	45.79
Pension and postretirement benefits	(0.74)	(1.06)
Book value per share, before impact of AOCI	$137.89	$133.67

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Reconciliation of Stockholders' Average Equity to Stockholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended March 31, 2022:	Average Equity
Stockholders' average equity	$12,123
Less effect of AOCI:
Accumulated currency translation adjustments	(23)
Unrealized appreciation of securities	2,928
Pension and postretirement benefits	(63)
Stockholders' average equity, excluding AOCI	$9,281

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income and
Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended March 31, 2022:	Income
Net Income	$415	3.4%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	(96)
Change in fair value of embedded derivatives	(35)
Deferred acquisition cost offset, net	13
Tax expense on uncertain tax positions	(104)
Adjusted operating income	$193	2.1%
REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended March 31,
	2022	2021
Revenues:
Net premiums	$3,155	$2,914
Investment income, net of related expenses	810	812
Investment related gains (losses), net	(126)	302
Other revenue	91	91
Total revenues	3,930	4,119
Benefits and expenses:
Claims and other policy benefits	3,225	3,192
Interest credited	141	146
Policy acquisition costs and other insurance expenses	355	333
Other operating expenses	226	214
Interest expense	42	45
Collateral finance and securitization expense	1	3
Total benefits and expenses	3,990	3,933
Income (loss) before income taxes	(60)	186
Provision for income taxes	3	47
Net income (loss)	$(63)	$139
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